SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 16, 2002

AmeriCredit Automobile Receivables Trust 2002-D
(Exact Name of Registrant as specified in its charter)

United States	333-73606	82-0561790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o AmeriCredit Financial Services, Inc. Attention: Daniel E. Berce 801 Cherry Street, Suite 3900 Fort Worth, TX 76102 (Address of Principal Executive Office)

(817) 302-7000 Registrant’s phone number

Item 5.                    Other Events

                                                Information relating to distributions to Noteholders for the November 2002 Collection Period of the Registrant in respect of the Class A-1 Asset Backed Notes, Class A-2 Asset Backed Notes, Class A-3 Asset Backed Notes, and Class A-4 Asset Backed Notes (collectively, the “Notes”) issued by the Registrant.  The performance of the Receivables held by the Registrant, together with certain other information relating to the Notes, is contained in the Preliminary Servicer’s Certificate and the Servicer’s Certificate for the referenced Collection Period. Both of which Certificates are provided to Noteholders pursuant to the Sale and Servicing Agreement dated as of September 5, 2002 between the Registrant, AFS Funding Trust, as Seller, AmeriCredit Financial Services, Inc., as Servicer, and JPMorgan Chase Bank, as Backup Servicer and Trust Collateral Agent (the “Agreement”).

Item 7.                             Financial Statements, Exhibits

Exhibit No.	Exhibit
99.1	Preliminary Servicer’s Certificate and Servicer’s Certificate for the November 2002 Collection Period relating to the Notes issued by the Registrant pursuant to the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AmeriCredit Automobile Receivables Trust 2002-D

By:  AmeriCredit Financial Services, Inc., as Servicer

/s/                                  Daniel E. Berce

                                                Daniel E. Berce

                                                Vice Chairman and

                                                Chief Financial Officer

December 16, 2002

EXHIBIT INDEX

Exhibit
99.1	Preliminary Servicer’s Certificate and Servicer’s Certificate for the November 2002 Collection Period relating to the Notes issued by the Registrant.